Exhibit 23.1

KPMG LLP

Suite 1700

100 North Tampa Street

Tampa , FL 33602-5145

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Raymond James Financial, Inc.:

We consent to the use of our report dated November 23, 2021, with respect to the consolidated financial statements of Raymond James Financial, Inc. and subsidiaries as of September 30, 2021 and 2020, the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2021, and the related notes, and the effectiveness of internal control over financial reporting as of September 30, 2021, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Tampa, Florida

December 14, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

     KPMG International Limited, a private English company limited by guarantee.